Request for the Business with Mexico,
                     Latin American and Caribbean Countries


We, hereby request for your cooperation and understanding in regard to the sale of Tajima embroidery machines (hereinafter called as "Products") in case the company located in the U.S.A. will establish a new factory or invest to the business in Mexico, Latin American countries and Caribbean countries. All the details are as follow.

Article 1: Basic rule

(1) As for all business transactions occurred in U.S.A./Canada for Mexico, Latin American and/or Caribbean countries except Brazil (hereinafter called as "Market") TM Trading Co., Ltd. (hereinafter called as "TMT") shall have the right to determine how to handle those business transactions.

(2) Hirsch International Corp. (hereinafter called as "HIC") shall be able to negotiate and/or contract with the possible customers for the sale of Products to Market subject to the consultation with TMT in advance.

(3) Whenever an inquiry and/or a business transaction occurs, HIC shall inform TMT of its details each time to get TMT's approval before starting the business negotiation.

Article 2: Sales Price/Contract

(1) Contracted price should not be lower than the standard market price of the territory of HIC in principle. However, due to the special case, if price discount is necessary to conclude the sale, HIC shall consult with TMT in advance to find a solution.

(2) Payment for the business mentioned in this document shall be settled within own territory of HIC in principle.

(3) After sales contract is completed, HIC shall submit a copy of the contract with a detailed report to TMT within three -3- working days. Then, TMT shall consign job for installation and after-sale service of Products to the distributors in Mexico, Latin American and/or Caribbean countries (hereinafter called as "Latin American Distributors").

Article 3: Fee for installation and after-sale Service

(1) Countries where the Tajima's authorized distributor exists (hereafter called as "Market -A")

Fee for  installation  and after-sale  service  (hereinafter  called as "Service
Fee")


                                                                  [Page 1 of 4]
for the products sold to Market-A shall be stipulated as follows.

                                 Regular Models

--------------------------- ------------------------------------------------------------------------------
Quantity of sale                                             Service Fee

--------------------------- ------------------------------------------------------------------------------
1 set                       15% against contracted amount
--------------------------- ------------------------------------------------------------------------------
2 to 5 sets                 14% against contracted amount
--------------------------- ------------------------------------------------------------------------------
6 to 9 sets                 13% against contracted amount
--------------------------- ------------------------------------------------------------------------------
                            The service fee will be decided  through  discussions  between North American
10 sets and more            distributors, Latin American distributors and TMT each time.
--------------------------- ------------------------------------------------------------------------------

 TMFX (6 heads and less)/TMCE mix
                   (2 stations or less)/TMEXC/TMCE601 series


Service Fee shall be decided through discussions between HIC, Latin American distributors and TMT each time.



(2) Countries where Tajima's authorized distributor does not exist (hereafter called as "Market-B")

1) In principle, HIC is allowed to sell products in case the business is 100% investment from U.S.A. to Market-B. However HIC shall be requested to consult with TMT and get TMT's approval before starting the business negotiation.

2) HIC shall pay 10% against contracted amount to Latin American distributors as commission, and HIC has to take full responsibility for Installation and after-service of Products. However, when the Installation of Products is performed, TMT shall arrange to send the technician from Latin American distributor and/or sub-distributor of each territory in order to help and cooperate with HIC's technician for the installation and the technical instructions to the customer. Or depending on the situation, regarding installation and after technical service, Contents of Article No. 3-(1) shall be applied.

(3) As a manufacturer, Tajima considers that the prompt technical service to the customer is most important, therefore, upon request from the customer, local Latin American distributor or sub-distributor shall have the right to give the technical after service to the customer irrespective of the guarantee period. However, even in the guarantee period, Local Latin American distributor or sub-distributor is not allowed to give the technical after service to the customer free of charge. Irrespective the guarantee period, if HIC needs the urgent technical service to the customer, we shall suggest that HIC asks Local Latin American distributor or sub-distributor for technical service to the customer.

                                                                  [page 2 of 4]

(4) HIC is prohibited to establish his own office and/or sub-distributor in Market.

(5) Regarding the article 3-(2), we shall observe HIC activities such as sales result and technical service result in one year trial period, then we shall decide how treat this article No. 3-(2) for the following years.

Article 4:  Payment procedure of Service Fee

Payment of Service Fee and payment of commission shall be made by the following procedure.

(1)  Payment of Service Fee

1) After installation of Products is completed, Latin American Distributors shall submit a report of completion of installation with the customer's confirmation to HIC immediately.

2) HIC shall remit Service Fee by Wire Transfer to Latin American distributor within ten -10- working days from a receipt of the report.

(2) Payment of commission Within ten -10- working days from completion of installation by HIC technician, HIC shall remit by Wire Transfer to Latin American distributor.

Article 5: Claims from the Customers

(1) In case of installation by Article 3-(1) In case HIC receives a claim from the customer after Installation of products, HIC shall report its details to Latin American Distributors through TMT immediately in order to make prompt measures.

(2)  In case of installation by Article 3-(2)

(3) In principle, HIC has to take full responsibility, however as the need arises, HIC shall resolve the technical claim rapidly, consulting with Latin American distributor and/or sub-distributor.

Article 6: Sale of used embroidery machines(s)

In principle, HIC is prohibited to sell used embroidery machines to Market without permission from Latin American Distributors.

Article 7: Exceptional Matter
As for an exceptional matter which is not covered by this document, related distributors should discuss the matter in order to find the solution in an amicable manner.



                                                                 [Page 3 of 4]

Article 8: Validity of this document

The condition described in this document shall be effected from the date written end of this document for a period of one year. In case any change or amendment is needed, TMT shall inform related distributors of its details each time by a written notice.

Article 9: Supplement

Any rule, regulation and/or memorandum with regard to an investment or joint venture business in Market has been announced before shall be withdrawn and void with the issue of this document.


Date:   7/27/99


Tajima Industries Ltd.
TM Trading Co., Ltd.

/s/ Hitoshi Tajima
---------------------------
Hitoshi Tajima, President                            Agreed by:
                                                     Hirsch International Corp.

                                                     /s/ Paul Levine
                                                     ----------------------
                                                     Paul Levine, President
                                                     Date: 7/16/99



                                                                  [Page 4 of 4]